TRUST INSTRUMENT
NEUBERGER BERMAN ALTERNATIVE FUNDS
SCHEDULE A

INSTITUTIONAL CLASS
Neuberger Berman Absolute Return Multi-Manager Fund
Neuberger Berman Global Allocation Fund
Neuberger Berman Hedged Option Premium Strategy Fund
Neuberger Berman Long Short Credit Fund
Neuberger Berman Long Short Fund
Neuberger Berman Multi-Asset Income Fund
Neuberger Berman Multi-Style Premia Fund
Neuberger Berman Risk Balanced Commodity Strategy Fund
Neuberger Berman U.S. Equity Index PutWrite Strategy Fund

CLASS A
Neuberger Berman Absolute Return Multi-Manager Fund
Neuberger Berman Global Allocation Fund
Neuberger Berman Hedged Option Premium Strategy Fund
Neuberger Berman Long Short Credit Fund
Neuberger Berman Long Short Fund
Neuberger Berman Multi-Asset Income Fund
Neuberger Berman Multi-Style Premia Fund
Neuberger Berman Risk Balanced Commodity Strategy Fund
Neuberger Berman U.S. Equity Index PutWrite Strategy Fund

CLASS C
Neuberger Berman Absolute Return Multi-Manager Fund
Neuberger Berman Global Allocation Fund
Neuberger Berman Hedged Option Premium Strategy Fund
Neuberger Berman Long Short Credit Fund
Neuberger Berman Long Short Fund
Neuberger Berman Multi-Asset Income Fund
Neuberger Berman Multi-Style Premia Fund
Neuberger Berman Risk Balanced Commodity Strategy Fund
Neuberger Berman U.S. Equity Index PutWrite Strategy Fund

CLASS R3
Neuberger Berman Absolute Return Multi-Manager Fund
Neuberger Berman Long Short Credit Fund
Neuberger Berman Long Short Fund
Neuberger Berman Multi-Asset Income Fund
Neuberger Berman Risk Balanced Commodity Strategy Fund

CLASS R6
Neuberger Berman Absolute Return Multi-Manager Fund
Neuberger Berman Global Allocation Fund
Neuberger Berman Hedged Option Premium Strategy Fund
Neuberger Berman Long Short Credit Fund
Neuberger Berman Long Short Fund
Neuberger Berman Multi-Asset Income Fund
Neuberger Berman Multi-Style Premia Fund
Neuberger Berman U.S. Equity Index PutWrite Strategy Fund

Dated: December 14, 2017